                                           EXHIBIT 99


    UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                Washington, D. C.  20549

                        FORM 11-K

 FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
   AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934

(Mark One)
   [X]ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934
      For the fiscal year ended December 31, 1994

                           OR

   [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934
      For the transition period from ___________ to
                      ____________


              Commission File Number 1-1059

          CROWN CENTRAL EMPLOYEES SAVINGS PLAN
                     (Title of Plan)

           CROWN CENTRAL PETROLEUM CORPORATION
                One North Charles Street
               Baltimore, Maryland  21201
   (Name and address of principal executive offices of
                issuer of the securities)

              Audited Financial Statements

          Crown Central Employees Savings Plan

         Years ended December 31, 1994 and 1993
           with Report of Independent Auditors

          Crown Central Employees Savings Plan

              Audited Financial Statements

         Years ended December 31, 1994 and 1993

                        Contents



Report of Independent Auditors                          1

Audited Financial Statements

Statements of Net Assets Available for Benefits         2
Statements of Changes in
 Net Assets Available for Benefits                      3
Notes to Financial Statements                           4

             Report of Independent Auditors

Crown Central Employees Savings Plan
Baltimore, Maryland

We have audited the accompanying statements of net assets
available  for  benefits of the Crown  Central  Employees
Savings  Plan as of December 31, 1994 and 1993,  and  the
related statements of changes in net assets available for
benefits  for  the  years  then ended.   These  financial
statements   are  the  responsibility   of   the   Plan's
management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Crown Central
Employees Savings Plan at December 31, 1994 and 1993, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.



                                   Ernst & Young

May 5, 1995

          Crown Central Employees Savings Plan

     Statements of Net Assets Available for Benefits


                                             December 31
                                          1994       1993
                                         ----------------------
ASSETS
Investments, at fair value:
 U.S. Savings Bonds--Series E and EE     $ 1,221,894$ 1,215,795
 Crown Central Petroleum Corporation
  Class A and Class B Common Stock       4,515,261  5,328,751
 T. Rowe Price Funds:
  International Stock Fund               2,396,591    880,657
  U.S. Treasury Money Fund               10,168,31010,623,920
  U.S. Treasury Intermediate Bond Fund   2,006,742  3,172,226
  Equity Income Fund                     9,047,909  7,450,946
  Spectrum Income Fund                   2,199,690  1,010,869
  Spectrum Growth Fund                   3,729,284  2,581,277
 Guaranteed Fixed Income Funds           6,267,120  6,257,212
 Participant Loans                       2,160,873  2,194,657
                                         ----------------------
Total investments                         43,713,67440,716,310
Contributions receivable                    504,971    484,672
Interest and dividends receivable            12,409     12,194
Cash                                         2,914     29,837
                                         ----------------------
Net assets available for benefits         $44,233,968$41,243,013
                                         ======================

See accompanying notes

                                  - 2 -


          Crown Central Employees Savings Plan

Statements of Changes in Net Assets Available for Benefits



                                       Year Ended December 31
                                         1994          1993
                                    ------------   --------------
Net investment income:
 Interest                           $  1,126,368   $ 1,403,472
 Dividends                           1,430,974         870,019
                                    -----------    -----------
Net investment income                 2,557,342       2,273,491
Contributions                         5,494,168       5,409,194
                                    -----------    -----------
 Total additions                     8,051,510       7,682,685

Withdrawals                           (3,136,658)     (2,673,901)

Net realized gain (loss)
 on sale of investments                 50,654          (83,383)
Net unrealized (depreciation)appreciation
 in aggregate fair value of investments              (1,974,551)
958,116
                                    -----------    -----------
 Net increase in net assets
  available for benefits             2,990,955       5,883,517
Net assets available for benefits
 at beginning of year               41,243,013      35,359,496
                                    -----------    -----------
Net assets available for benefits
 at end of year                     $44,233,968    $41,243,013
                                    ===========    ===========

See accompanying notes.

                                  - 3 -

          Crown Central Employees Savings Plan

              Notes to Financial Statements


1. SUMMARY OF ACCOUNTING POLICIES

Investments in Crown Central Petroleum Corporation Class A and
Class B Common Stock are reported at fair value, based on published market prices. U.S. Savings Bonds, T. Rowe
Price Funds, and Guaranteed Fixed Income Funds are reported at current redemption value.

The change in the difference between cost and market value is reflected in the statements of changes in net assets available for benefits as unrealized appreciation
(depreciation) in the aggregate fair value of investments. The realized gain or loss on investments is the difference between the proceeds and the specific cost of the investments.

Benefits are recorded when paid.

2. PLAN DESCRIPTION

The Plan was adopted on January 1, 1955 by Crown Central
Petroleum Corporation (the "Corporation"). The participating companies in the Plan are Crown Central
Petroleum Corporation, La Gloria Oil & Gas Company,
McMurrey Pipeline Company, Crown Central Pipe Line
Company, Crown-Rancho Pipe Line Corporation and Coronet
Security Systems, Inc., including service station and convenience store employees. The purpose of the Plan is to encourage employees to save regularly and to provide additional funds upon retirement. An employee is eligible to participate in the Plan upon attaining 21 years of age and having completed one year of service with at least 1,000 hours worked.

Employees contribute to the Plan through payroll deduction, up to a maximum of 12% of their base pay. The Corporation's contribution for all participating companies is equal to 50% of the employees' contributions up to a maximum of 8% of their base pay. Contributions to the Plan are invested in the available investment options in accordance with the participants' election. A terminating member of the Plan is paid the current value of their contributions to the Plan reduced by any outstanding loan balances, but unless the member is fully vested, as defined, they must forfeit the current value of the employer's contribution to their account. In accordance with the terms of the Plan, such forfeitures are applied to reduce future contributions required of the employers.

          Crown Central Employees Savings Plan

2. PLAN DESCRIPTION (continued)

At December 31, 1994, the available investment options offered were Crown Class B Common Stock, T. Rowe Price U.S.
Treasury Money Fund, T. Rowe Price Equity Income Fund, T.
Rowe Price Spectrum Growth, T. Rowe Price Spectrum Income Fund, and T. Rowe Price U.S. International Stock Fund.
Those investments in Crown Class A Common Stock, U.S.
Savings Bonds, Guaranteed Fixed Income Funds, and T. Rowe Price U.S. Treasury Intermediate Bond Fund remain in the
Plan as frozen options which can be liquidated at the participant's discretion; or at contract maturity in the case of the fixed income funds.

Participants have the option to borrow from the vested portion of their account. The maximum loan permitted is the lesser of (1) $50,000 or (2) 50% of the nonforfeitable value of the account determined on the most recent valuation available to the Administrator prior to the date  of  the  loan,  as  adjusted for  distributions  or
contributions.   The  minimum loan permitted  is  $1,000.
The term of each loan shall be for a minimum of one year and a maximum of five years and shall bear interest equal to the prime rate on the last day of the prior month in which the loan request is signed.

The participating companies have the right to terminate the Plan at any time. In the event of termination of the Plan, the individual participants and the beneficiaries and legal representatives of deceased participants are to be paid, at their option, the balance in their accounts including non-vested employer contributions, reduced by any outstanding loan balances, in cash or in kind.

All costs and expenses incurred in connection with the administration of the Plan are borne by the participating companies.

Information about the Plan Agreement is contained in the pamphlets "Summary Plan Description and Prospectus" and
"Description of Available Investments". Copies of these pamphlets are available from the Corporation's Human
Resources Department.

          Crown Central Employees Savings Plan

3. INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits is as follows:


                                         December 31
                                     1994         1993
                                  -----------  -----------
Crown Central Petroleum Corporation
  Class A Common Stock            $ 3,904,906  $ 5,125,421

T. Rowe Price Funds:
  International Stock Fund          2,396,591            -
  U.S. Treasury Money Fund         10,168,310   10,623,920
  U.S. Treasury Intermediate Bond Fund                   - 3,172,226
  Equity Income Fund                9,047,909    7,450,946
  Spectrum Growth Fund              3,729,284    2,581,277


Guaranteed Investment Contracts:
  Travelers Insurance Company #GR15543         $ 4,476,068$ 4,483,379


4. EMPLOYEE AND COMPANY CONTRIBUTIONS

Employee and Company contributions made to the Plan for the years ended December 31 were as follows:

               1994                      1993
       ----------------------   ----------------------
       Employee  Company   Employee  Company
       ----------     ----------     ----------     ----------

       $3,898,664     $1,595,504     $3,839,652     $1,569,542
       ==========     ==========     ==========     ==========


5. FEDERAL INCOME TAXES

The Internal Revenue Service has determined and informed the Corporation, that the Plan is qualified and the trust
established   under   the  Plan  is   tax-exempt,   under
appropriate sections of the Internal Revenue  Code.   The
Plan  has  been amended since receiving the determination
letter.   However, the Plan administrator  believes  that
the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

          Crown Central Employees Savings Plan


Note 6. Statement of Net Assets Available for Benefits With Fund Information

                    December 31, 1994

                                                    Guaranteed   T. Rowe
                                                       Fixed   Price U. S.
                             Crown       Savings      Income    Treasury
                             Stock        Bonds        Funds   Money Fund
                          -----------  -----------  ----------------------
ASSETS

Investments, at fair value  $ 4,515,261 $ 1,221,894  $ 6,267,120$10,168,310
Contributions receivable                     67,513            -          -
89,400
Interest and dividends
  receivable                          -           -            -          -
Cash                                  -           -            -      2,914
                           ----------- -----------  ----------------------

Net assets available for benefits$ 4,582,774$ 1,221,894$ 6,267,120$10,260,6
24
                           =========== ===========  ======================



(CONTINUED NEXT PAGE)

                                   -7-

          Crown Central Employees Savings Plan


Note 6. Statement of Net Assets Available for Benefits With Fund Information
(continued)




                    December 31, 1994

                            T. Rowe
                           Price U.S.T. Rowe T. Rowe   T. Rowe
                            Treasury  Price   Price     Price
                             Inter-  Equity   Spectrum  Spectrum
                            mediate  Income    Growth    Income
                           Bond Fund  Fund      Fund      Fund
                           ----------------------------------------
ASSETS

Investments, at fair value  $2,006,742$9,047,909$3,729,284$2,199,690
Contributions receivable                     -  144,346    67,694    89,989
Interest and dividends
  receivable                        -        -        -         -
Cash                                -        -        -         -
                           ----------------------------------------

Net assets available for benefits    $2,006,742$9,192,255$3,796,978$2,289,6
79
                           ========================================

(CONTINUED NEXT PAGE)

          Crown Central Employees Savings Plan


Note 6. Statement of Net Assets Available for Benefits With Fund Information
(continued)

                    December 31, 1994

                           T. Rowe
                           Price
                           Inter-                  Total
                           national               Page 7
                             Stock      Loan    Page 8 and
                             Fund       Fund      Page 9
                           -------- ---------- -----------
ASSETS

Investments, at fair value  $2,396,591$2,160,873$43,713,674
Contributions receivable                46,029            -504,971
Interest and dividends
  receivable                      -      12,409      12,409
Cash                              -           -       2,914
                           -------------------------------

Net assets available for benefits   $2,442,620   $2,173,282$44,233,968
                           ========== =====================


          Crown Central Employees Savings Plan


Note 6. Statement of Net Assets Available for Benefits With Fund Information
(continued)

                    December 31, 1993



                                                    Guaranteed   T. Rowe
                                                       Fixed   Price U. S.
                             Crown       Savings      Income    Treasury
                             Stock        Bonds        Funds   Money Fund
                           ----------- -----------  ----------------------
ASSETS

Investments, at fair value  $ 5,328,751 $ 1,215,795  $ 6,257,212$10,623,920
Contributions receivable                     73,601            -          -
93,694
Interest and dividends
  receivable                          -           -            -          -
Cash                                  -           -            -     29,837
                           ----------- -----------  ----------------------

Net assets available for benefits$ 5,402,352$ 1,215,795$6,257,212$10,747,451
                           =========== ===========  ======================



(CONTINUED NEXT PAGE)

                          -10-

          Crown Central Employees Savings Plan


Note 6. Statement of Net Assets Available for Benefits With Fund Information
(continued)




                    December 31, 1993

                            T. Rowe
                           Price U.S.T. Rowe T. Rowe   T. Rowe
                            Treasury  Price   Price     Price
                             Inter-  Equity   Spectrum  Spectrum
                            mediate  Income    Growth    Income
                           Bond Fund  Fund      Fund      Fund
                           ----------------------------------------
ASSETS

Investments, at fair value  $3,172,226$7,450,946$2,581,277$1,010,869
Contributions receivable                     -  142,412    56,380   106,520
Interest and dividends
  receivable                        -        -        -         -
Cash                                -        -        -         -
                           ----------------------------------------

Net assets available for benefits    $3,172,226$7,593,358$2,637,657$1,117,3
89
                           ========================================

(CONTINUED NEXT PAGE)

          Crown Central Employees Savings Plan


Note 6. Statement of Net Assets Available for Benefits With Fund Information
(continued)

                    December 31, 1993

                           T. Rowe
                           Price
                           Inter-                  Total
                           national               Page 10
                             Stock      Loan   Page 11 and
                             Fund       Fund      Page 12
                           -------- ---------- -----------
ASSETS

Investments, at fair value  $880,657 $2,194,657 $40,716,310
Contributions receivable                12,065            -484,672
Interest and dividends
  receivable                      -      12,194      12,194
Cash                              -           -      29,837
                           -------------------------------

Net assets available for benefits     $892,722   $2,206,851$41,243,013
                           ========== =====================


          Crown Central Employees Savings Plan


Note 7. Statement of Changes in Net Assets Available for Benefits With Fund
Information


              Year ended December 31, 1994


                                             Guaranteed   T. Rowe
                                                Fixed   Price U. S.
                          Crown     Savings    Income    Treasury
                          Stock      Bonds      Funds   Money Fund
                          -------------------------------------------
Net investment income:
Interest                  $        -  $  98,972  $  545,637  $   352,115
Dividends                       -         -          -          -
                          ----------         ---------  ----------  -------
- ----
Net investment income                      -     98,972    545,637  352,115
Contributions                 711,552      -          -    964,115
                          ----------  ---------  ----------  -----------
Total additions           711,552    98,972    545,637  1,316,230

Withdrawals                (307,520)  (15,062)  (334,134)(1,286,487)

Net realized gain (loss)
  on sale of investments              54,595          -          -      -
Unrealized appreciation
  (depreciation) in fair
  value of investments                (813,167)       -          -      -
Interfund transfers        (465,038)  (77,811)  (201,595) (516,570)
                          ----------  ---------  ----------  -----------
Net increase (decrease) in net
  assets available for benefits      (819,578)    6,099      9,908  (486,82
7)
Net assets available for
 benefits at beginning of year      5,402,352  1,215,795  6,257,212  10,747
,451
                          ----------  ---------  ----------  -----------
Net assets available for
 benefits at end of year   $4,582,774         $1,221,894  $6,267,120  $10,2
60,624
                          ==========  ==========  ==========  ===========


(CONTINUED NEXT PAGE)

          Crown Central Employees Savings Plan


Note 7. Statement of Changes in Net Assets Available for Benefits With Fund
Information
                       (continued)

              Year ended December 31, 1994

                          T. Rowe
                         Price U.S.  T. Rowe   T. Rowe
                          Treasury     Price     Price
                            Inter-    Equity   Spectrum
                           mediate    Income    Growth
                          Bond Fund    Fund      Fund
                         --------------------------------
Net investment income:
Interest
Dividends                $152,537  $   720,487  $  278,867
                       ----------  -----------  ----------
Net investment income                 152,537    720,487   278,867
Contributions                    -  1,569,823    726,488
                       ----------  -----------  -----------
Total additions           152,537  2,290,310  1,005,355

Withdrawals                (227,686)  (515,502)  (188,570)

Net realized gain (loss)
  on sale of investments               (31,754)   31,806    13,841
Unrealized appreciation
 (depreciation) in fair
 value of investments                 (177,075)  (393,624)(255,724)
Interfund transfers        (881,506)  185,907    584,419
                       ----------  -----------  -----------
  Net increase (decrease) in net
    assets available for benefits(1,165,484)1,598,897  1,159,321
Net assets available for
  benefits at beginning of year3,172,226  7,593,358  2,637,657
                       ----------  -----------  -----------
Net assets available for
  benefits at end of year $2,006,742  $ 9,192,255  $ 3,796,978
                       ==========  ===========  ===========


(CONTINUED NEXT PAGE)

          Crown Central Employees Savings Plan


Note 7. Statement of Changes in Net Assets Available for Benefits With Fund
Information
                       (continued)



              Year ended December 31, 1994

                                     T. Rowe
                          T. Rowe      Price              Total
                           Price      Inter-             Page 13,
                          Spectrum   national            Page 14
                           Income      Stock    Loan       and
                            Fund        Fund    Fund     Page 15
                          ------------------- ---------------------
Net investment income:
Interest                  $        -   $       -  $  129,644  $ 1,126,368
Dividends                 131,946   147,137          -  1,430,974
                          ----------  ---------  ----------  -----------
Net investment income                131,946    147,137    129,644  2,557,3
42
Contributions               1,074,056  448,134        -  5,494,168
- ----------      ---------  ----------  -----------
Total additions           1,206,002  595,271   129,644  8,051,510

Withdrawals                 (90,222)  (70,166)  (101,309)(3,136,658)
Net realized gain (loss)
  on sale of investments              (17,070)      (764)        -  50,654
Unrealized appreciation
  (depreciation) in fair
  value of investments               (138,104)  (196,857)        -  (1,974,
551)
Interfund transfers        211,684  1,222,414    (61,904)        -
                          ----------  ----------  ----------  -----------
  Net increase (decrease) in net
    assets available for benefits1,172,290  1,549,898  (33,569)2,990,955
Net assets available for
  benefits at beginning of year     1,117,389   892,722  2,206,851  41,243,
013
                          ----------         ----------  ----------  ------
- -----
Net assets available for
  benefits at end of year  $2,289,679  $2,442,620  $2,173,282  $44,233,968
                          ==========         ==========  ==========  =====
======

          Crown Central Employees Savings Plan


Note 7. Statement of Changes in Net Assets Available for Benefits With Fund
Information
                       (continued)


              Year ended December 31, 1993


                                             Guaranteed   T. Rowe
                                                Fixed   Price U. S.
                          Crown     Savings    Income    Treasury
                          Stock      Bonds      Funds   Money Fund
                          -------------------------------------------
Net investment income:
Interest                  $        -  $  93,790  $  974,526  $   210,741
Dividends                       -         -          -          -
                          ----------         ---------  ----------  -------
- ----
Net investment income                      -     93,790    974,526  210,741
Contributions                 845,680      -          -  1,088,714
                          ----------  ---------  ----------  -----------
Total additions           845,680    93,790    974,526  1,299,455

Withdrawals                (315,575)   (5,899)  (682,399)  (939,847)

Net realized (loss) gain
  on sale of investments             (183,720)        -          -      -
Unrealized (depreciation)
  appreciation in fair
  value of investments                605,393         -          -      -
Interfund transfers        391,285    (73,551)(8,218,768)3,257,093
                          ----------  ---------  ----------  -----------
Net (decrease) increase in net
  assets available for benefits      1,343,063    14,340  (7,926,641) 3,616
,701
Net assets available for
 benefits at beginning of year      4,059,289  1,201,455  14,183,853  7,130
,750
                          ----------  ---------  ----------  -----------
Net assets available for
 benefits at end of year   $5,402,352         $1,215,795  $ 6,257,212  $10,
747,451
                          ==========  ==========  ===========  ===========


(CONTINUED NEXT PAGE)

          Crown Central Employees Savings Plan


Note 7. Statement of Changes in Net Assets Available for Benefits With Fund
Information
         (continued)

              Year ended December 31, 1993

                          T. Rowe
                         Price U.S.  T. Rowe   T. Rowe
                          Treasury     Price     Price
                            Inter-    Equity   Spectrum
                           mediate    Income    Growth
                          Bond Fund    Fund      Fund
                         --------------------------------
Net investment income:
Interest                $       -  $         -  $        -
Dividends                 166,577    481,974    178,141
                       ----------  -----------  ----------
Net investment income                 166,577    481,974   178,141
Contributions              974,829  1,611,820    558,365
                       ----------  -----------  -----------
Total additions         1,141,406  2,093,794    736,506

Withdrawals                (203,054)  (375,819)   (67,200)

Net realized (loss) gain
  on sale of investments               19,703     69,989    10,725
Unrealized (depreciation)
 appreciation in fair
 value of investments                  17,109    200,920   120,011
Interfund transfers         (68,285)1,785,393    982,972
                       ----------  -----------  -----------
  Net (decrease) increase in net
    assets available for benefits906,879  3,774,277  1,783,014
Net assets available for
  benefits at beginning of year2,265,347  3,819,081  854,643
                       ----------  -----------  -----------
Net assets available for
  benefits at end of year $3,172,226  $ 7,593,358  $ 2,637,657
                       ==========  ===========  ===========


(CONTINUED NEXT PAGE)

          Crown Central Employees Savings Plan


Note 7. Statement of Changes in Net Assets Available for Benefits With Fund
Information
                       (continued)



              Year ended December 31, 1993

                                     T. Rowe
                          T. Rowe      Price              Total
                           Price      Inter-             Page 16,
                          Spectrum   national            Page 17
                           Income      Stock    Loan       and
                            Fund        Fund    Fund     Page 18
                          ------------------- ---------------------
Net investment income:
Interest                  $        -   $       -  $  124,415  $ 1,403,472
Dividends                  25,801    17,526          -    870,019
                          ----------  ---------  ----------  -----------
Net investment income                 25,801     17,526    124,415  2,273,4
91
Contributions               309,805   19,981          -  5,409,194
- ----------      ---------  ----------  -----------
Total additions           335,606    37,507    124,415  7,682,685

Withdrawals                  (1,561)       -     (82,547)(2,673,901)
Net realized (loss) gain
  on sale of investments                   6         (86)        -  (83,383)
Unrealized (depreciation)
  appreciation in fair
  value of investments                (15,725)   30,408          -  958,116
Interfund transfers        799,063   824,893    319,905          -
                          ----------  ----------  ----------  -----------
  Net (decrease) increase in net
    assets available for benefits1,117,389  892,722  361,773  5,883,517
Net assets available for
  benefits at beginning of year            -          -  1,845,078  35,359,
496
                          ----------         ----------  ----------  ------
- -----
Net assets available for
  benefits at end of year  $1,117,389  $  892,722  $2,206,851  $41,243,013
                          ==========         ==========  ==========  =====
======

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37630) pertaining to the Employees Savings Plan of Crown Central Petroleum
Corporation and Subsidiaries and in the related
Prospectus of our report dated May 5, 1994, with respect to the financial statements and schedules of the Crown
Central Employees Savings Plan included in this Annual
Report (Form 11-K) for the year ended December 31, 1994.

                                      Ernst & Young

Baltimore, Maryland
June 27, 1995